                                   FORM 8-K


                      Securities and Exchange Commission
                            Washington, D.C.  20549



                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (date of earliest event reported):  September 28, 1995


                          Surety Capital Corporation
--------------------------------------------------------------------------------
            (exact name of registrant as specified in its charter)



    Delaware                         33-1983                        75-2065607
--------------------------------------------------------------------------------
(State or other             (Commission File Number)               (IRS Employer
jurisdiction of                                                   Identification
incorporation)                                                        Number)



            1845 Precinct Line Road, Suite 100, Hurst, Texas  76054
--------------------------------------------------------------------------------
                   (address of principal executive offices)



Registrant's telephone number, including area code: (817) 498-2749



                                Not applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

     Surety Capital Corporation (the "Registrant") is a bank holding company which owns over ninety-nine percent of the outstanding stock of Surety Bank, National Association, a national banking association ("Surety Bank"). On June 16, 1995 Surety Bank entered into an Office Purchase and Assumption Agreement (the "Agreement") with Bank One, Texas, National Association ("Bank One"), a copy of which is attached hereto as EXHIBIT A. The Agreement provides for the acquisition of certain assets and the assumption of certain liabilities by Surety Bank (the "Acquisition") relating to the branch of Bank One located in Waxahachie, Texas (the "Waxahachie Branch").

     The Acquisition was consummated on September 28, 1995. Surety Bank financed the Acquisition through the use of internally-generated funds.

     At the closing, Surety Bank assumed deposits and other liabilities totaling approximately $16,463,000. In addition, Surety Bank acquired certain small business and consumer loans totaling approximately $933,000, certain real property, furniture and equipment related to the Waxahachie Branch totaling approximately $271,000, and cash and other assets totaling approximately $15,259,000. After paying a deposit premium of two percent (2%) on the deposits assumed totaling approximately $329,000, Surety Bank received approximately $14,982,000 in cash from Bank One as consideration for the net deposit liabilities assumed.

     The Waxahachie Branch and deposits acquired in the Acquisition will be incorporated into Surety Bank's existing branch network.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  SURETY CAPITAL CORPORATION



DATE:  October 13, 1995                           /s/ Bobby W. Hackler
                                                  -----------------------------
                                                  Bobby W. Hackler
                                                  Vice President, Secretary and
                                                  Chief Financial Officer

                                   EXHIBIT A



                   OFFICE PURCHASE AND ASSUMPTION AGREEMENT

                                by and between

                       SURETY BANK, NATIONAL ASSOCIATION

                                      and

                     BANK ONE, TEXAS, NATIONAL ASSOCIATION



6/15/95

                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
                                                                           ----
ARTICLE 1 - PURCHASE AND ASSUMPTION.......................................... 1
       1.01     Purchase and Sale of Asset................................... 1
       1.02     Transfer of Assets........................................... 1
       1.03     Acceptance and Assumption.................................... 2
       1.04     Payment of Funds............................................. 4

ARTICLE 2 - CONDUCT OF THE PARTIES PRIOR TO CLOSING.......................... 5
       2.01     Covenants of BANK ONE........................................ 5
       2.02     Covenants of SURETY.......................................... 9
       2.03     Covenants of All Parties.....................................10

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES...................................10
       3.01     Representations and Warranties of BANK ONE...................10
       3.02     Representations and Warranties of SURETY.....................14

ARTICLE 4 - ACTIONS RESPECTING EMPLOYEES AND PENSION AND
                EMPLOYEE BENEFIT PLANS.......................................14
       4.01     Employment of Employees......................................14
       4.02     Terms and Conditions of Employment...........................15
       4.03     Compliance with Law..........................................15
       4.04     Actions to be Taken by BANK ONE..............................15

ARTICLE 5 - CONDITIONS PRECEDENT TO CLOSING..................................16
       5.01     Conditions to BANK ONE's Obligations.........................16
       5.02     Conditions to SURETY's Obligations...........................17
       5.03     Non-Satisfaction of Conditions Precedent.....................18
       5.04     Waiver of Conditions Precedent...............................18

ARTICLE 6 - CLOSING..........................................................18
       6.01     Closing and Closing Date.....................................18
       6.02     BANK ONE's Actions at Closing................................18
       6.03     SURETY's Actions at Closing..................................20
       6.04     Methods of Payment...........................................20
       6.05     Availability of Closing Documents............................21
       6.06     Effectiveness of Closing.....................................21

ARTICLE 7 - CERTAIN TRANSITIONAL MATTERS.....................................21
       7.01     Transitional Action by SURETY................................21
       7.02     Transitional Action by BANK ONE..............................23
       7.03     Overdrafts and Transitional Action...........................25
       7.04     Effect of Transitional Action................................25

ARTICLE 8 - GENERAL COVENANTS AND INDEMNIFICATION............................25
       8.01     Confidentiality Obligations of SURETY........................25
       8.02     Confidentiality Obligations of BANK ONE......................26
       8.03     Indemnification by BANK ONE..................................26
       8.04     Indemnification by SURETY....................................27
       8.05     Solicitation of Customers by SURETY Prior to Closing.........27

       8.06     Solicitation of Customers by BANK ONE After the Closing......27
       8.07     Further Assurances...........................................28
       8.08     Operation of Office..........................................28
       8.09     Covenant Not to Compete......................................28
       8.10     Survival of Covenants........................................29
       8.11     Individual Retirement Accounts...............................29

ARTICLE 9 - TERMINATION......................................................29
       9.01     Termination by Mutual Agreement..............................29
       9.02     Termination by BANK ONE......................................29
       9.03     Termination by SURETY........................................29
       9.04     Effect of Termination........................................30

ARTICLE 10 - MISCELLANEOUS PROVISIONS........................................30
       10.01    Expenses.....................................................30
       10.02    Certificates.................................................30
       10.03    Termination of Representations and Warranties................30
       10.04    Waivers......................................................30
       10.05    Notices......................................................31
       10.06    Parties in Interest: Assignment; Amendment...................31
       10.07    Headings.....................................................32
       10.08    Terminology..................................................32
       10.09    Flexible Structure...........................................32
       10.10    Press Release................................................33
       10.11    Entire Agreement.............................................33
       10.12    Governing Law................................................33
       10.13    Counterparts.................................................33
       10.14    Tax Matters..................................................33

                                  SCHEDULES:
                                  =========
Schedule A - Description of Owned Real Estate
Schedule B - Furniture, Fixtures and Equipment
Schedule C - Assumed Contracts
Schedule D - List of Leases, Safekeeping Items and Agreements
Schedule E - Individual Retirement Custodial Account Agreement and Amended and
             Restated Individual Retirement Account Disclosure Statement
Schedule F - Deposit Accounts
Schedule G - Office Loans
Schedule H - Certification of SURETY
Schedule I - Form of Opinion of Counsel for SURETY
Schedule J - Certification of BANK ONE
Schedule K - Form of Opinion of Counsel for BANK ONE
Schedule L - Assignment, Transfer and Appointment of Successor Custodian for
             IRAs
Schedule M - Form of Assignment of Office Loans, Notes, Agreements and Pledge
Schedule N - Form of Instrument of Assumption
Schedule O - Special Warrenty Deed

                   OFFICE PURCHASE AND ASSUMPTION AGREEMENT
                   ----------------------------------------


This Agreement ("Agreement"), made this 16th day of June, 1995, by and between Surety Bank, National Association with its principal office at 1845 Precinct Line Road, Suite 100, Hurst, Texas 76054-3107 (hereinafter called "SURETY") and Bank One, Texas, National Association, a national banking association with its principal office at 1717 Main Street, Dallas, Texas 75201 (hereinafter called "BANK ONE").

WHEREAS, SURETY desires to purchase and assume from BANK ONE, and BANK ONE desires to sell and assign to SURETY certain assets and liabilities associated with an office of BANK ONE in Waxahachie, Texas, as hereinafter described;

NOW, THEREFORE, in consideration of the premises hereinafter set forth and other good and valuable consideration, the sufficiency of which is hereby acknowledged, SURETY and BANK ONE hereby agree as follows:

1.   PURCHASE AND ASSUMPTION.
     -----------------------

     1.01  Purchase and Sale of Assets.  At the Closing, as defined in Section
           ---------------------------
           6.01 hereof (the "Closing"), SURETY shall purchase and acquire and BANK ONE shall sell and assign the real estate and other assets described in Section 1.02 hereof (collectively, the "Assets") all of which are used in and/or relate to business conducted by BANK ONE at its branch office located at 104 N. Elm, Waxahachie, Texas (the "Office").

     1.02  Transfer of Assets.  Subject to the terms and conditions of this
           ------------------
           Agreement, BANK ONE shall assign, transfer, convey and deliver to SURETY, on and as of the Closing on the Closing Date, as defined in
           Section 6.01 hereof, the Assets, which shall include the following:

           (a)  Owned Real Estate.  All of BANK ONE's right, title and interest
                -----------------
                in and to the real estate described in attached Schedule A on
                                                                ----------
                which the Office is situated, together with all of BANK ONE's rights in and to all improvements thereon; and all easements rights, privileges and appurtenances associated therewith (the "Owned Real Estate");

           (b)  Furniture and Equipment.  All of BANK ONE's right, title and
                -----------------------
                interest in and to the furniture, fixtures and equipment, excluding the calculators, CRTs, controller and printer and signs, printed supplies and documents bearing the BANK ONE name and/or logo, cameras and other photographic equipment, owned by BANK ONE and located at the Office, but specifically including that listed on Schedule B attached hereto (the "Fixed Assets");
                               ----------

           (c)  Safe Deposit Business.  All right, title and interest of BANK
                ---------------------
                ONE in and to the safe deposit business, if any, (subject to the allocation of safe deposit rental payments as provided in
                Section 1.03(c)(ii) hereof) located at the Office as of the close of business on the Closing Date;

           (d)  Cash on Hand.  All cash on hand at the Office as of the close of
                ------------
                business on the Closing Date including vault cash, petty cash, ATM cash, if any, and tellers' cash;

           (e)  Prepaid Expenses.  All prepaid expenses recorded or otherwise
                ----------------
                reflected on the books of BANK ONE as of May 31, 1995, or incurred in the ordinary course of business thereafter, as being attributable to the Office as of the close of business on the day immediately preceding the Closing Date, but only to the extent attributable to the Assets sold, assigned or transferred to SURETY by BANK ONE pursuant to this Agreement and only to the extent arising by reason of SURETY's use or ownership of such Assets after the close of business on the Closing Date. Any and all prepaid expenses not incurred in the ordinary course of business by BANK ONE with respect to the Office subsequent to May 31, 1995, shall be subject to the prior written consent of SURETY;

           (f)  Office Loans.  All right, title and interest in and to all those
                ------------
                loans which, as of the close of business on the Closing Date, are (i) secured, in whole or in part, by Deposit Accounts (as hereinafter defined) attributable to the Office and being assumed by SURETY pursuant to this Agreement (the "Deposit Account Loans") or (ii) automatically created as the result of an overdraft of a Deposit Account pursuant to a pre-approved overdraft protection program offered by BANK ONE (the "Overdraft Loans") or (iii) any other loans reflected on the books of BANK ONE as attributable to the Office as of the Closing Date and, if those other loans are secured by Deposit Accounts, such Deposit Accounts shall be maintained at the Office (the "Other Loans"). The Deposit Account Loans, Overdraft Loans and Other Loans are hereinafter referred to collectively as the "Office Loans." BANK ONE shall not make any material change to its customary policies for making Office Loans at the Office or extend Office Loans which are materially different than loans offered by BANK ONE's offices in Dallas County, Texas. The transfer of the Office Loans will be made without any reserve for loan losses. At any time during the thirty (30) day period immediately following the Closing Date, SURETY may put any Office Loan that has not been amended or renewed by SURETY back to BANK ONE in consideration for the price paid by SURETY for such loan plus interest accrued since the Closing Date less any principal and interest payments received by SURETY after the Closing Date. For the purposes of this paragraph, the price paid by SURETY for any Office Loan shall be the book value thereof together with accrued and unpaid interest thereon as of the Closing Date as calculated pursuant to Section 1.04(a)(vi). This provision shall the survive the Closing.

           (g)  Records of the Offices.  All original records and documents
                ----------------------
                related to the Assets transferred or liabilities assumed by SURETY including, but not limited to the deposit accounts maintained by BANK ONE at the Office. With respect to records not physically located and maintained at the Office, BANK ONE and SURETY will execute a mutually acceptable records agreement at the Closing; and

           (h)  Contracts or Agreements.  All of BANK ONE's right, title and
                -----------------------
                interest in and to the maintenance and service agreements related to the Office, as listed on Schedule C annexed hereto
                                                    ----------
                and made a part hereof (the "Assumed Contracts"), provided the same are assignable.

     1.03  Acceptance and Assumption.  Subject to the terms and conditions of
           -------------------------
           this Agreement, on and as of the Closing on the Closing Date, SURETY shall:

           (a)  Assets.  Receive and accept all of the Assets assigned,
                ------
                transferred, conveyed and delivered to SURETY by BANK ONE pursuant to this Agreement, including those identified in
                Section 1.02 above.

           (b)  Deposit Liabilities.  Assume and thereafter discharge, pay in
                -------------------
                full and perform all of BANK ONE's obligations and duties relating to the "Deposit Liabilities" (as hereinaf-ter defined). The term "Deposit Liabilities" is defined herein as all of BANK ONE's obligations, duties and liabilities of every type and character relating to all deposit accounts, other than (i) KEOGH accounts and (ii) deposit accounts securing any loan of BANK ONE which is not an Office Loan, for which SURETY assumes no liability, which, as reflected on the books of BANK ONE as of the close of business on the Closing Date, are attributable to the Office. The deposit accounts referred to in the immediately preceding sentence (hereinafter the "Deposit Accounts") include, without limitation, passbook accounts, checking, Money Market and NOW accounts, Individual Retirement Accounts for which BANK ONE has not received objection from an account holder of the assignment and appointment of SURETY as successor custodian of such accounts prior to the Closing Date or which Individual Retirement Accounts have not been closed or transferred to another office of Bank One at the request of the account holder prior to the Closing Date (the "IRA's") and certificates of deposit. The "obligations, duties and liabilities" referred to in the second sentence hereof include, without limitation, the obligation to pay and otherwise process all Deposit Accounts in accordance with applicable law and their respective contractual terms and the duty to supply all applicable reporting forms for post-closing periods including, without limitation, Form 1099's, relating to the Deposit Accounts. With regard to each IRA included within the Deposit Accounts, SURETY shall also assume the plan pertaining thereto and the trustee or custodial arrangement in connection therewith.

           (c)  Liabilities Under Leases/Safe Deposit Business.  Assume and
                ----------------------------------------------
                thereafter fully and timely perform and discharge, in accordance with their respective terms, all of the liabilities and obligations of BANK ONE arising after the Closing Date with respect to:

                (i)   all leases listed on Schedule D to this Agreement
                                           ----------
                      (including safe deposit leases if any) and sold, assigned or transferred to SURETY by BANK ONE pursuant to this Agreement;

                (ii) the safe deposit business of the Office including, but not limited to, the maintenance of all necessary facilities for the use of safe deposit boxes, if any, by the renters thereof during the periods for which such persons have paid rent therefor in advance to BANK ONE, subject to the agreed allocation of such rents, which allocation shall be satisfied in full by BANK ONE paying to SURETY, in the manner specified in Section 6.04 hereof, the amount of rental payment received by BANK ONE for each such safe deposit box attributable to and prorated to reflect the period from and after the Closing Date, subject to the provisions of the applicable leases or other agreements relating to such boxes; and

                (iii) all safekeeping items and agreements listed on Schedule D
                                                                     ----------
                      to this Agreement and delivered to SURETY by BANK ONE pursuant to this Agreement, including, but not limited to, all applicable safekeeping agreements, memoranda, or receipts so delivered to SURETY by BANK ONE hereunder.

           (d)  Other Liabilities.  Fully and timely perform and discharge, as
                -----------------
                the same may be or become due, the Assumed Contracts and all additional liabilities, obligations and deferred expenses of BANK ONE as of the date of this Agreement, which are (i) reflected on the books of BANK ONE as being attributable to the Office as of the close of business on the Closing Date, and (ii) disclosed, by description and an estimate of the amount, to SURETY in writing prior to the date of this Agreement, but only to the extent attributable to the Assets sold, assigned or transferred to SURETY by BANK ONE pursuant to this Agreement and only to the extent arising by reason of SURETY's use or ownership of such Assets after the close of business on the Closing Date. No additional liabilities and obligations of BANK ONE incurred subsequent to the date of this Agreement, except those incurred in the ordinary course of business, shall be assumed by SURETY unless the prior written consent of SURETY has been obtained prior to the incursion of the liability or obligation by BANK ONE.

           (e)  Other Obligations.  Fully and timely perform its obligations
                -----------------
                relative to employees of the Office, if any, as set forth hereinafter.

     1.04  Payment of Funds.  Subject to the terms and conditions hereof, at the
           ----------------
           Closing:

           (a)  Consideration.  In consideration of SURETY's assumption of the
                -------------
                Deposit Liabilities and its other agreements herein, BANK ONE shall make available and transfer to SURETY, in the manner specified in Section 6.04 hereof, funds equal to the aggregate balance of all Deposit Accounts (including interest posted or accrued to such accounts as of the close of business on the day immediately preceding the Closing Date) plus the deferred expenses identified in Section 1.03(d) hereof prorated as of the close of business on the day preceding the Closing Date less an amount equal to the sum of:

                (i) the amount of cash on hand at the Office transferred to SURETY as of the close of business on the Closing Date; and

                (ii) the sum of $148,500, representing the fair market value of the Owned Real Estate being transferred to SURETY on the Closing Date; and

                (iii) the sum of $11,455.00 representing the purchase price (and the present book value) of the furniture, fixtures and equipment (the "FF & E") being transferred to SURETY on the Closing Date; and

                (iv) two percent (2%) of the aggregate balance of all Deposit Liabilities of the Office (which aggregate balance shall include interest posted to such accounts as of the close of business on the Closing Date) less the values set forth in (S)1.04(a)(ii) and (iii) above. The amount calculated in this paragraph 1.04(a)(iv) is hereinafter called the "Acquisition Consideration:" and

                (v) the amount of prepaid expenses described in Section 1.02(e) of this Agreement, prorated as of the close of business on the day immediately preceding the Closing Date; and

                (vi) the book value of the Office Loans together with accrued and unpaid interest thereon computed as of the close of business on the Closing Date.

                In the event that the sum of items (i) through (vi) above should be in excess of the aggregate amount to be transferred by BANK ONE pursuant to the first paragraph of this Section 1.04(a), the full amount of such excess shall constitute an amount due from SURETY to BANK ONE, and shall be paid to BANK ONE at the Closing in the manner specified in Section 6.04 hereof.

           (b)  Reimbursement and Proration of Certain Expenses.  All other
                -----------------------------------------------
                expenses (i) due and payable at times after the Closing Date for periods prior to the close of business on the Closing Date or
                (ii) paid prior to the close of business on the Closing Date for periods following the Closing Date, including the prepaid expenses described in Section 1.02(e) hereof and deferred expenses described in Section 1.03(d) hereof, including without limitation, real estate taxes and assessments which are a lien but not yet due and payable, utility payments, payments due on leases assigned, payments due on assigned service and maintenance contracts and similar expenses relating to the Office shall be prorated between BANK ONE and SURETY as of the close of business on the day immediately preceding the Closing Date, provided, however, that all real estate taxes and
                      --------  -------
                assessments shall be prorated at the Closing on the basis of the most recently certified real estate taxes and assessments, and all utility payments shall be prorated on the basis of the best information available at Closing. With respect to premiums paid to the FDIC for deposit insurance for the Deposit Liabilities it shall be assumed that all the Deposit Liabilities are insured under the Bank Insurance Fund; the proration of FDIC insurance premiums will be based on the amount of the Deposit Liabilities as of the close of business on the Closing Date and the number of days during any period for which BANK ONE has prepaid premiums to the FDIC but during which SURETY has held or will hold the Deposit Liabilities. For prorations, if any, which cannot be reasonably calculated as of the Closing, a post-closing adjustment shall be made in the manner specified in
                Section 6.04 hereof.

           (c)  Expenses Relating to Real Property.  The transfer (or
                ----------------------------------
                conveyance) fees relating to the Owned Real Estate and the costs, fees and expenses of all title commitments, title guaranties and title examinations relating to the procurement of the Title Commit ments related to the Owned Real Estate referred to in Sections 2.01(c) and 5.02(g) herein, shall be allocated to, and shall be borne, solely and exclusively by BANK ONE. The costs, fees and expenses relating to the premiums for all title insurance policies (net of the costs of all title commitments, guaranties and examinations), recording costs and other similar costs, fees and expenses, if any, relating to the sale and transfer of the Owned Real Estate shall be allocated to, and shall be borne, solely and exclusively, by SURETY. BANK ONE shall reimburse SURETY at the Closing for all the costs, fees and expenses allocated to BANK ONE pursuant to this Section 1.04(c) but paid by SURETY, and SURETY shall reimburse BANK ONE at the Closing for all of the costs, fees and expenses allocated to SURETY pursuant to this Section 1.04(c) but paid by BANK ONE in the manner specified in Section 6.04 herein. If this transaction does not close by virtue of a breach of this Agreement, the breaching party shall be responsible for and shall, as appropriate, reimburse the other party for its expenses as set forth herein. If this transaction does not close for any other reason, each party shall reimburse the other party upon termination of this Agreement for such party's share of expenses so that each party shall pay the same share of expenses as it would have paid at Closing.

2.   CONDUCT OF THE PARTIES PRIOR TO CLOSING.
     ---------------------------------------

     2.01  Covenants of BANK ONE.  BANK ONE hereby covenants to SURETY that,
           ---------------------
           from the date hereof until the Closing, it will do or cause the following to occur:

           (a)  Operation of the Office.  BANK ONE shall continue to operate the
                -----------------------
                Office in a manner equivalent to that manner and system of operation employed immediately prior to the date of this Agreement; provided, however, that it is contemplated by the parties that, prior to Closing, BANK ONE will be terminating certain programs which are currently in effect which allow depositors to access Deposit Accounts through electronic means. BANK ONE will use its best efforts to ensure that no harm or damage to the reputation of the Office or material reduction in the existing deposit liabilities of the Office occurs.

                Notwithstanding the foregoing and except as may be required to obtain the required authorizations referred to in Section 2.03 of this Agreement, between the date of this Agreement and the Closing Date, and except as may be otherwise required by a regulatory authority, BANK ONE shall not, without the prior consent of SURETY, which consent shall not be unreasonably withheld:

                (i) cause the Office to engage or participate in any material transaction or incur or sustain any obligation which, in the aggregate, is material to its business, condition or operations except in the ordinary course of business;

                (ii) cause the Office to transfer to BANK ONE's other operations any material amount of Assets, except for (a) supplies, if any, which have unique function in BANK ONE's business and ordinarily would not be useful to SURETY, (b) cash and other normal intrabank transfers which may be transferred in the ordinary course of business in accordance with normal banking practices and (c) signs, or those parts thereof, bearing the BANK ONE name and/or logo;

                (iii) cause the Office to transfer to BANK ONE's other
                      operations any deposits other than deposits securing loans made by BANK ONE which are not Office Loans, except in the ordinary course of business at the unsolicited request of depositors or cause any of BANK ONE's other operations to transfer to the Office any deposits, except in the ordinary course of business at the unsolicited request of depositors; provided, however, that BANK ONE shall be permitted to make such transfers of any deposits to or from the Office provided that neither (A) the net amount of transfers to the Office minus the amount of transfers from the Office nor (B) the net amount of transfers from the Office minus transfers to the Office exceeds $100,000;

                (iv) invest in any Fixed Assets on behalf of the Office, except for commitments made on or before the date of this Agreement which are disclosed to SURETY on Schedule B of
                                                                 ----------
                      this Agreement and for replacements of furniture, furnishings and equipment and normal maintenance and refurbish ing purchased or made in the ordinary course of Office business;

                (v) enter into or amend any continuing contract (other than Deposit Liabilities and Office Loans) relating to the Office, which cannot be terminated without cause and without payment of any amounts as a penalty, bonus, premium or other compensation for termination, unless it is made in the ordinary course of Office business with prior written notice to SURETY;

                (vi) undertake any actions which are inconsistent with a program to use all reasonable efforts to maintain good relations with customers and with employees employed at the Office, unless such actions are required or permitted by this Agreement;

                (vii) make any material change to its customary policies for setting rates on deposits offered at the Office.

           (b)  Information Concerning the Office.  Upon reasonable notice,
                ---------------------------------
                BANK ONE shall permit officers and authorized representatives of SURETY access to inspect the Office during normal business hours or at such other time mutually agreed upon by both parties and permit SURETY to make or cause to be made such reasonable investigation of information and materials relating to the financial condition of the Office, including, if any, general and subsidiary ledgers, deposit records, audit reports and any other information concerning the business, property, and legal questions concerning the Office (and related to the physical condition of the Office), as SURETY reasonably deems necessary or advisable; provided, however, that such access and
                              --------  -------
                investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with the normal operations of the Office or BANK ONE; and provided,
                                                                     --------
                further, that nothing in this Section 2.01(b) shall be deemed
                -------
                to require BANK ONE to breach any obligation of confidentiality or to reveal any proprietary information, trade secrets, marketing, strategic plans or information not related to the transaction contemplated by this Agreement. The information and materials related to the financial condition of the Office which will be made available to SURETY from BANK ONE pursuant to this subsection will be accurate in all material respects and will accurately and completely reflect the Deposit Liabilities attributable to the Office as of the date the information is provided.

           (c)  Title Commitments for Real Estate.  BANK ONE shall deliver to
                ---------------------------------
                SURETY, at BANK ONE's expense, with respect to the Owned Real Estate no later than thirty (30) days after the date of this Agreement, a commitment or commitments (the "Title Commitments") having an effective date as near as feasible to the date of delivery of such Title Commitments from a title insurance company authorized to do business in Texas designated by BANK ONE and reasonably satisfactory to SURETY, to issue to SURETY as soon as practicable after the Closing Date, as applicable, an owner's title insurance policy in a form promulgated by the Texas Department of Insurance in accordance with the Texas Title Insurance Act having an effective date as of the Closing Date in an amount satisfactory to SURETY (but not in excess of the appraised value of such property) covering the Owned Real Estate, subject to the Permitted Exceptions as defined in
                Section 10.08 herein. Such commitments shall show title vested in BANK ONE. If title to all or part of the Owned Real Estate is subject to any defect, lien, encumbrance, easement, condition, restriction, encroach ment, or other title matter to which SURETY objects, then SURETY shall provide written notice thereof to BANK ONE. Any title matters to which SURETY does not object in writing within twenty (20) days after the date of delivery of the title commitments shall be deemed to be Permitted Exceptions. BANK ONE shall have thirty days after written notice thereof from SURETY, to remedy or remove any such defect, lien, encumbrance, easement, condition, restriction, encroachment, or other title matter (collectively the "Title Objections"), but, if BANK ONE does not (and BANK ONE shall be under no obligation to do so) SURETY, at SURETY's sole cost and expense, may attempt to cure or remove such Title Objections for a period of thirty days thereafter. If any Title Objections are not cured, then, in addition to any other rights which SURETY may have hereunder, SURETY shall have the right (i) to declare this Agreement terminated by written notice to BANK ONE, or (ii) to waive such Title Objections in which event such Title Objections shall be deemed to be Permitted Exceptions. The Owned Real Estate is being sold by BANK ONE to SURETY hereunder free and clear of all liens, claims, encumbrances and rights of tenants in possession except for the Permitted Exceptions. If SURETY does not terminate this Agreement by written notice to BANK ONE within sixty (60) days of SURETY's written notice of Title Obligations, then SURETY Shall be deemed to have waived such Title Objections in accordance with subsection (ii) above. The conveyance by Special Warranty Deed to be delivered by BANK ONE pursuant hereto shall be substantially in the form attached hereto as Schedule O. BANK ONE also shall execute and deliver to SURETY at the time of Closing such affidavits and other instruments, if any, as in the mutual and reasonable opinion of BANK ONE and SURETY are reasonably necessary to the proper consummation of the transactions contemplated in this Section 2.01(c). BANK ONE also shall execute and deliver a so-called FIRPTA affidavit at Closing. SURETY shall have the right to obtain at its sole cost and expense duly certified surveys, and BANK ONE hereby grants to SURETY and its surveyors, agents and contractors right of access to the Owned Real Estate for the purpose of performing the surveys.

           (d)  Required Authorizations.  BANK ONE shall obtain and procure all
                -----------------------
                necessary corporate approvals and authorizations, if any, required on its part to enable it to fully perform all obligations imposed on it hereunder which must be performed by it at or prior to the Closing.

           (e)  Creation of Liens and Encumbrances.  With respect to the Owned
                ----------------------------------
                Real Estate, BANK ONE shall not create or allow any liens, imperfections in title, charges, easements, restrictions or encumbrances by, through, or under BANK ONE other than the Permitted Exceptions.

           (f)  Condemnation.  If prior to Closing all or any portion of the
                ------------
                Owned Real Estate is taken or is made subject to eminent domain or other governmental acquisition proceedings, then BANK ONE shall promptly notify SURETY thereof, and SURETY may either complete the Closing and receive the proceeds paid or payable on account of such acquisition proceedings, or terminate this Agreement. If SURETY terminates this Agreement, both parties shall thereupon be relieved from all further obligations hereunder.

           (g)  Insurance Proceeds, Casualty and Condemnation Payments.  BANK
                ------------------------------------------------------
                ONE shall maintain adequate insurance on all the Assets consisting of Owned Real Estate and Fixed Assets. In the event of any damage, destruction or condemnation affecting such Assets between the date hereof and the time of the Closing, BANK ONE shall deliver to SURETY any insurance proceeds and other payments, to the extent of the applicable amount set forth in
                Section 1.04(a)(ii) or (iii) hereof with respect to Owned Real Estate and the replacement cost with respect to the Fixed Assets, as the case may be, received (or with respect to insurance proceeds, which would be received assuming BANK ONE's insurance policy had no deductible) by BANK ONE as a result thereof unless, in the case of damage or destruction, BANK ONE has repaired or replaced the damaged or destroyed property.

           (h)  Financial Information.  BANK ONE shall provide to SURETY from
                ---------------------
                and after the date of this Agreement up and to the Closing Date, on a monthly basis, copies of its balance sheet, income statement and any loan reports relating to the Office which are maintained by BANK ONE in the normal course of its business and which can be reasonably provided to SURETY.

     2.02  Covenants of SURETY.  SURETY hereby covenants to BANK ONE that, from
           -------------------
           the date hereof until the Closing, it will do or cause the following to occur:

           (a)  Regulatory Applications.  SURETY shall prepare and submit for
                -----------------------
                filing, at no expense to BANK ONE, any and all applications, filings, and registrations with, and notifica tions to, all federal and state authorities required on the part of SURETY or any shareholder or affiliate of SURETY for the Acquisition to be consummated at the Closing as contemplated in Section 6.01 herein and for SURETY to operate the Office following the Closing. SURETY shall provide BANK ONE with a draft copy of each application for BANK ONE's approval prior to filing, which approval by BANK ONE will not be unreasonably withheld or delayed. Such applications will be submitted to BANK ONE in draft form within thirty (30) days from the date of this Agreement and filed by SURETY without delay following BANK ONE's approval of such applications; provided, however, that in no event will such applications be filed later than sixty (60) days from the date of this Agreement. Thereafter, SURETY shall pursue all such applications, filings, registrations, and notifications diligently and in good faith, and shall file such supplements, amendments, and additional information in connection therewith as may be reasonably necessary for the Acquisition to be consummated at such Closing and for SURETY to operate the Office following the Closing. SURETY shall deliver to BANK ONE evidence of the filing of each and all of such applications, filings, registrations and notifications (except for any confidential portions thereof), and any supplement, amendment or item of additional information in connection therewith (except for any confidential portions thereof). SURETY shall also deliver to BANK ONE a copy of each material notice, order, opinion and other item of correspondence received by SURETY from such federal and state authorities (except for any confidential portions thereof) and shall advise BANK ONE, at BANK ONE's request, of developments and progress with respect to such matters.

           (b)  Required Authorizations.  SURETY shall obtain and procure all
                -----------------------
                necessary corporate approvals and authorizations, if any, required on its part to enable it to fully perform all obligations imposed on it hereunder which must be performed by it at or prior to the Closing.

           (c)  Satisfaction of Conditions.  SURETY shall not voluntarily
                --------------------------
                undertake any course of action inconsistent with the satisfaction of the requirements or the conditions applicable to it, or its agreements, undertakings, obligations, or covenants set forth in this Agreement, and it shall promptly do all such reasonable acts and take all such reasonable measures as may be appropriate to enable it to perform as early as possible the agreements, undertakings, obligations, and covenants herein provided to be performed by it, and to enable the conditions precedent to BANK ONE's obligations to consummate the Closing of the Acquisition to be fully satisfied. Additionally, SURETY shall not knowingly, directly or through any existing or future subsidiary or affiliate, take any action that would be in conflict with, or result in the denial, delay, termination, or withdrawal of, any of the regulatory approvals referred to in this Agreement.

           (d)  Books and Records.  All books and records transferred to SURETY
                -----------------
                pursuant to Section 1.02(g) shall be open for inspection by BANK ONE and its authorized agents and representatives for any proper purpose during regular business hours after the Closing Date upon reasonable notice to SURETY (which notice shall specify the purpose of such inspection), and BANK ONE may, at its own expense, make such copies of and excerpts from such books and records as it may deem desirable; provided, however, that all information
                                --------  -------
                including copies of books and records, obtained by BANK ONE from SURETY pursuant to this Section 2.03(d) shall be and remain confidential information known to BANK ONE or otherwise contained in BANK ONE's books and records. All materials, books and records relating to the Assets, the Liabilities and business of the Office shall be maintained by SURETY for a period that is not less than the greater of (i) the period required by applicable law, rule or regulation or (ii) the normal retention period under SURETY's record management program, unless the parties shall agree upon a shorter period.

          (h)   IRA Accounts.  No later than thirty days prior to the expected
                ------------
                Closing Date, SURETY shall mail notice of the assignment, effective upon Closing, of each Individual Retirement Account maintained at the Office. The notice of assignment will contain a written statement, approved in form by BANK ONE, describing the assignment and appointment of SURETY as Successor Custodian and requesting the account holder to notify BANK ONE of any objection to the assignment of the trusteeship within thirty
                (30) days after receipt of said notice or advising the account holder that he or she may elect to close their account as permitted by law and/or contract.

     2.03  Covenants of All Parties.  BANK ONE hereby covenants to SURETY, and
           ------------------------
           SURETY hereby covenants to BANK ONE that, from the date hereof until the Closing, such party shall cooperate fully with the other party in attempting to obtain all consents, approvals, permits, or authorizations which are required to be obtained pursuant to any federal or state law, or any federal or state regulation thereunder, for or in connection with the transactions described and contemplated in this Agreement.

3.   REPRESENTATIONS AND WARRANTIES.
     ------------------------------

     3.01  Representations and Warranties of BANK ONE.  BANK ONE represents and
           ------------------------------------------
           warrants to SURETY as follows:

           (a)  Good Standing and Power of BANK ONE.  BANK ONE is a national
                -----------------------------------
                banking association duly organized, validly existing, and in good standing under the laws of the United States with corporate power to own its properties and to carry on its business as presently conducted. BANK ONE is an insured bank as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

           (b)  Authorization of Agreement.  The execution and delivery of this
                --------------------------
                Agreement, and the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of BANK ONE, and this Agreement is a valid and binding obligation of BANK ONE.

           (c)  Effective Agreement.  Subject to the receipt of any and all
                -------------------
                necessary regulatory approvals and required consents, the execution, delivery, and performance of this Agreement by BANK ONE and the consummation of the transactions contemplated hereby, will not conflict with, result in the breach of, constitute a violation or default, result in the acceleration of payment or other obligations, or create a lien, charge or encumbrance, under any of the provisions of Articles of Association or By-Laws of

                BANK ONE, under any judgment, decree or order, under any law, rule, or regulation of any government or agency thereof, or under any material contract, material agreement or material instrument to which BANK ONE is subject, where such conflict, breach, violation, default, acceleration or lien would have a material adverse effect on the Assets or BANK ONE's ability to perform its obligations hereunder.

           (d)  Title to Real Estate And Other Assets.  Except for the Owned
                -------------------------------------
                Real Estate, BANK ONE is the sole owner of each of the Assets free and clear of any mortgage, lien, encumbrance or restrictions of any kind or nature. As to the Owned Real Estate, BANK ONE is the sole owner of a fee simple interest in, and has good and indefeasi ble title to, such Owned Real Estate, free and clear of all liens, claims, encumbrances and rights of tenants in possession except for the Permitted Exceptions and shall convey such real estate to SURETY by delivery at the Closing of a special warranty deed conveying such title subject only to the Permitted Exceptions.

           (e)  Zoning Variations.  As of the date of this Agreement, BANK ONE
                -----------------
                has neither received written notice of nor has it any notice of any contemplation to provide BANK ONE with any written notice from any governmental authority of any uncorrected violations of zoning and/or building codes relating to the Owned Real Estate. The Owned Real Estate is zoned to permit SURETY to use said property as an office of a financial institution.

           (f)  IRA Account Documentation.  The form of Individual Retirement
                -------------------------
                Custodial Account Agreement for individual retirement accounts, and the related Amended and Restated Individual Retirement Account Disclosure Statement annexed hereto as Schedule E, constitute the form of the documents establishing the trustee or custodial arrangement in connection with all IRA's maintained at the Office.

           (g)  Condemnation Proceedings.  BANK ONE has received no written
                ------------------------
                notice of any pending or threatened, nor is it aware of any contemplated, condemnation proceeding affecting or relating to the Office.

           (h)  No Broker.  No broker or finder, or other party or agent
                ---------
                performing similar functions, has been retained by BANK ONE or is entitled to be paid based upon any agree ments, arrangements, or understandings made by BANK ONE in connection with the transactions contemplated hereby, and no brokerage fee or other commission has been agreed to be paid by BANK ONE on account of the transactions contemplated hereby.

           (i)  Taxes.  All federal, state and local payroll, withholding,
                -----
                property, sales, use and transfer taxes, if any, which are due and payable by BANK ONE relating to the Office prior to the date of Closing shall be paid in full as of the Closing Date or BANK ONE shall have made appropriate provision for such payment in accordance with ordinary business practices. Any claims for refunds of taxes which have been paid by BANK ONE shall remain the property of BANK ONE.

           (j)  Operations Lawful.  The conduct of banking business at the
                -----------------
                Office is in compliance in all material respects with all federal, state, county and municipal laws, ordinances and regulations applicable to conduct of such business.

           (k)  Third-Party Claims.  There are no actions, suits or proceedings,
                ------------------
                pending or, to the best of BANK ONE's knowledge, threatened against or affecting BANK ONE which could have a material adverse effect on the aggregate value of the banking business and Assets of the Office.

           (l)  Insurance.  BANK ONE maintains such insurance on the Office and
                ---------
                the Fixed Assets to be purchased by or assigned to SURETY as may be required by law or as is customary in the business of banking.

           (m)  Labor Relations.  No employee located at the Office is
                ---------------
                represented, for purposes of collective bargaining, by a labor organization of any type. BANK ONE is unaware of any efforts during the past three years to unionize or organize any employees at the Office, and no material claim related to employees at the Office under the Fair Labor Standards Act, National Labor Relations Act, Civil Rights of 1964, Walsh-Healy Act, Davis Bacon Act, Civil Rights of Act of 1866, Age Discrimination in Employment Act, Equal Pay Act of 1963, Executive Order No. 11246, Federal Unemployment Tax Act, Vietnam Era Veterans Readjustment Act, Occupational Safety and Health Act, Americans with Disabilities Act or any state or local employment related law, order, ordinance or regulation, no unfair labor practice, discrimination or wage-and-hour claim is pending or, to the best of BANK ONE's knowledge, threatened against or with respect to BANK ONE.

           (n)  Governmental Notices.  BANK ONE has not received notice from any
                --------------------
                federal or state governmental agency indicating that it would oppose or not grant or issue its consent or approval, if required, with respect to the transactions contemplated by this Agreement.

           (o)  Environmental.  To the actual knowledge of the executive
                -------------
                officers of BANK ONE, there are no actions, proceedings or investigations pending before any environmental regulatory body, federal or state court with respect to or threatened against or affecting BANK ONE in respect of the Office under the Comprehensive Environ mental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or under any federal, state, local or municipal environmental statute, ordinance or regulation in respect thereof and in connection with any release of any toxic or "hazardous substance," pollutant or contaminant into the "environment," nor, to the best knowledge of the executive officers of BANK ONE, is there any reasonable basis for the institution of any such actions or proceedings or investigations which is probable of assertion, nor are there any such actions or proceedings or investigations in which BANK ONE is a plaintiff or complainant. To the actual knowledge of the executive officers of BANK ONE, BANK ONE is not responsible in any material respect under any applicable environmental law for any release by BANK ONE or for any release by an other "Person" at or in the vicinity of the Office of a hazardous or toxic substance, contaminant or pollutant caused by the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of hazardous wastes or other chemical substances, pollutants or contaminants into the environment, nor is BANK ONE responsible for any material costs (as a result of the acts or omissions of BANK ONE, or, to the actual knowledge of the executive officers of BANK ONE, as a result of the acts or omissions of any other "person") of any remedial action including, without limitation, costs arising out of security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body having jurisdiction over BANK ONE to prevent or minimize any actual or threatened release by BANK ONE on the premises of any hazardous wastes or other chemical substances, pollutants and contaminants into the environment which would endanger the public health or the environment. All terms contained in quotation marks in this paragraph and the paragraph immediately following shall have the meaning ascribed to such terms as defined in all federal, state and local statutes, regulations or ordinances.

                Except as previously disclosed to SURETY in writing, to the actual knowledge of the executive officers of BANK ONE, the Office is, in all material respects, in compliance with all applicable Federal, state, local or municipal statutes, ordinances, laws and regulations and all orders, rulings or other decisions of any court, administrative agency or other governmental authority relating to the protection of the environment. For purposes of this section, the term "executive officer" as used herein shall refer only to the Chairman, President, Chief Executive Officer, and Chief Operating Officer of BANK ONE and the Chief Executive Officer of BANK ONE's Mid-Cities offices (which includes the Office).

           (p)  Access to Real Estate.  No fact or condition exists which would
                ---------------------
                result in the termination or impairment of access to the Owned Real Estate from adjoining public or private streets or ways or which could result in discontinuation of necessary sewer, water, electric, gas, telephone, or other utilities or services. All sewage, sanitation, plumbing, refuse disposal, and similar facilities servicing the Owned Real Estate are in full compliance with applicable governmental regulations.

           (q)  Mechanic's Liens.  BANK ONE has paid or will pay in full all
                ----------------
                bills and invoices for labor and material of any kind arising from the ownership, operation, management, repair, maintenance, or leasing of the Owned Real Estate, and no actual or potential mechanic's lien or other claims are outstanding or available to any party in connection with the ownership, operation, management, repair, maintenance, or leasing said property.

           (r)  Deposit.  Attached as Schedule F hereto is a true and accurate
                -------               ----------
                schedule of all Deposit Accounts (including individual retirement accounts) domiciled at the Office, prepared as of a date within thirty (30) days prior to the date of this Agreement and updated prior to the Closing Date, listing by category the amount of all deposits and the interest rates and maturity dates associated with such deposits.

           (s)  Office Loans.  Attached hereto as Schedule G is a true and
                ------------                      ----------
                accurate schedule of all Office Loans, including accrued and unpaid interest thereon, computed as of a date within thirty
                (30) days prior to the date of this Agreement and updated prior to the Closing Date. BANK ONE represents to SURETY that the Office Loans have been made in the ordinary course of BANK ONE's business.

           (t)  Personal Property.  Schedule B is a true and accurate schedule
                -----------------   ----------
                of the categories of Fixed Assets owned by BANK ONE at the Office, which Schedule specifies the net book value of all of the items in each such category as shown on the financial records of BANK ONE, computed as of January 31, 1995 and describing any security interest therein or lien thereon. BANK ONE represents that the Fixed Assets are in good condition and repair, ordinary wear and tear excepted.

           (u)  Assumed Contracts and Third Party Lease.  Schedule C is a true
                ---------------------------------------   ----------
                and accurate schedule of all Assumed Contracts related to the Office. Each Assumed Contract is valid and subsisting in full force and effect.

           (v)  FIRPTA.  BANK ONE is not a "foreign person" within the meaning
                ------
                of the Internal Revenue Code (S) 1445.

     3.02  Representations and Warranties of SURETY.  SURETY represents and
           ----------------------------------------
           warrants to BANK ONE as follows:

           (a)  Good Standing and Power of SURETY.  SURETY is a national banking
                ---------------------------------
                association duly organized, validly existing, and in good standing under the laws of the United States with corporate power to own its properties and to carry on its business as presently conducted. SURETY is an insured bank, as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

           (b)  Authorization of Agreement.  The execution and delivery of this
                --------------------------
                Agreement, and the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of SURETY, and this Agreement is a valid and binding obligation of SURETY.

           (c)  Effective Agreement.  Subject to the receipt of any and all
                -------------------
                necessary regulatory approvals, the execution, delivery, and performance of this Agreement by SURETY, and the consummation of the transactions contemplated hereby, will not conflict with, result in the breach of, constitute a violation or default, result in the acceleration of payment or other obligations, or create a lien, charge or encumbrance, under any of the provisions of the Articles of Association or By-Laws of SURETY, under any judgment, decree or order, under any law, rule or regulation of any government or agency thereof, or under any material agreement, material contract or material instrument to which SURETY is subject, where such conflict, breach, violation, default, acceleration or lien would have a material adverse effect on SURETY's ability to perform its obligations hereunder.

           (d)  No Broker.  Except as otherwise set forth below, no broker or
                ---------
                finder, or other party or agent performing similar functions, has been retained by SURETY or is entitled to be paid based upon any agreements, arrangements, or understandings made by SURETY in connection with the transactions contemplated hereby, and no brokerage fee or other commission has been agreed to be paid by SURETY on account of the transactions contemplated hereby. SURETY shall pay a commission in the amount of $30,000.00 to Service Asset Management Company and shall hold BANK ONE harmless from and indemnify it against any claims. losses or damages arising from or related to such brokerage service or commission related to this Agreement.

4.   ACTIONS RESPECTING EMPLOYEES AND PENSION AND EMPLOYEE BENEFIT PLANS.
     -------------------------------------------------------------------

     4.01  Employment of Employees
           -----------------------

           (a) SURETY may, but shall be under no obligation to, extend offers of employment, as of the Closing Date to employees of the Office.

           (b) Not later than thirty (30) days prior to the Closing Date, SURETY shall advise BANK ONE, in writing, of its election, at its sole discretion, to offer employment to, as of the Closing Date, any or all of the persons assigned to the Office as employees of SURETY (such selected persons, who thereafter accept such offer of employment, are hereinafter referred to as "Transferred Employees"), but the language of this Agreement shall not be construed as an offer of employment to any such persons.

                Following the 30th day prior to the Closing Date, BANK ONE shall be permitted to offer employment to any employees of the Office who are not Transferred Employees.

           (c) BANK ONE will cooperate with SURETY to the extent reasonably requested and legally permissible to provide SURETY with information about employees of the Office including, without limitation, providing SURETY a means to meet with employees of the Office for the purpose of selecting Transferred Employees; provided, however, BANK ONE shall have no obligation under any circumstances to provide personnel files regarding any Office Employee to SURETY.

     4.02  Terms and Conditions of Employment.  Except as otherwise provided
           ----------------------------------
           explicitly in this Agreement, the terms of employment for each Transferred Employee shall be determined solely by SURETY's policies, procedures, and programs; provided, however, that for purposes of SURETY's various employee benefit plans at and following the Closing Date, (i) time of service with BANK ONE will be credited to Transferred Employees for purposes of determining and calculating their eligibility for and vesting to the greatest extent permitted under SURETY's plans and (ii) all pre-existing conditions of Transferred Employees will be waived by SURETY to the greatest extent permitted under SURETY's plans.

     4.03  Compliance with Law.  BANK ONE agrees that it shall comply with any
           -------------------
           applicable requirements, if any, for the Worker Adjustment and Retraining Notification Act in connection with the transaction contemplated by this Agreement.

     4.04  Actions to be Taken by BANK ONE.  BANK ONE covenants to SURETY that
           -------------------------------
           it will do or cause the following to occur:

           (a)  Solicitation of Transferred Employees.  Except with the written
                -------------------------------------
                consent of SURETY, for one year following the Closing Date, BANK ONE will not solicit Transferred Employees as prospective officers or employees of BANK ONE.

           (b)  Employee Benefit Programs.  BANK ONE's obligations to employees
                -------------------------
                of the Office, including Transferred Employees, will be as set forth in established policies of BANC ONE CORPORATION and/or BANK ONE and BANK ONE shall continue its employee benefit programs in full force and effect as benefit programs for Transferred Employees through the Closing Date. After the Closing, BANK ONE shall retain the responsibility and liability for the funding and payment of all claims incurred under such employee benefit programs through the Closing Date. SURETY shall have no obligation or liability to compensate Transferred Employees for benefits of any kind earned, accrued, promised and/or provided to Transferred Employees as employees of BANK ONE, except with respect to eligibility and vesting as set forth in Section 4.02, above.

           (c)  Employees of the Office.  BANK ONE shall not, without SURETY's
                -----------------------
                prior written consent (i) increase the aggregate full-time equivalent size of the work force at the Office above the aggregate normal staffing levels designated by BANK ONE for the Office at the date hereof, (ii) terminate any Transferred Employee prior to the Closing Date, unless such person is dismissed for cause and written notice of such dismissal is provided to SURETY, (iii) transfer or assign any Transferred Employee prior to the Closing Date to a position of permanent employment with BANK ONE;

                or (iv) increase the compensation of any Transferred Employee except pursuant to existing BANK ONE policies and procedures.

           The obligations of BANK ONE pursuant to this Section 4.04 shall survive the Closing.

5.   CONDITIONS PRECEDENT TO CLOSING.
     -------------------------------

     5.01  Conditions to BANK ONE's Obligations.  The obligations of BANK ONE to
           ------------------------------------
           consummate the Acquisition are subject to the satisfaction, or the waiver in writing by BANK ONE to the extent permitted by applicable law, of the following conditions at or prior to the Closing:

           (a)  Prior Regulatory Approval.  All filings and registrations with,
                -------------------------
                and notifications to, all federal and state authorities required for consummation of the Acquisition shall have been made, all approvals and authorizations of all federal and state authorities required for consummation of the Acquisition shall have been received and shall be in full force and effect, and all applicable waiting periods shall have passed.

           (b)  Corporate Action.  The Board of Directors of SURETY shall have
                ----------------
                taken all corporate action necessary by it to effectuate this Agreement and the Acquisition and SURETY shall have furnished BANK ONE with a certified copy of each such resolution adopted by the Board of Directors of SURETY evidencing the same.

           (c)  Representations and Warranties.  The representations and
                ------------------------------
                warranties of SURETY set forth in this Agreement shall be true and correct in all material respects on the Closing Date with the same effect as though all such representations and warranties had been made on and as of such date, and SURETY shall have delivered to BANK ONE a Certificate to that effect, dated as of the Closing Date to the effect specified in Schedule
                                                                        --------
                H to this Agreement.
                -

           (d)  Covenants.  Each and all of the covenants and agreements of
                ---------
                SURETY to be performed or complied with at or prior to Closing pursuant to this Agreement shall have been duly performed or complied with in all material respects by SURETY, or waived by BANK ONE, and SURETY shall have delivered to BANK ONE a Certificate to that effect, dated as of the Closing Date to the effect specified in Schedule H to this Agreement.
                                    ----------

           (e)  No Proceeding or Prohibition.  At the time of the Closing, there
                ----------------------------
                shall not be any litigation, investigation, inquiry, or proceeding pending or threatened in or by any court or agency of any government or by any third party which in the judgment of the executive officers of BANK ONE, with the advice of counsel, presents a bona fide claim to restrain, enjoin, or prohibit consummation of the transaction contemplated by this Agreement or which might result in rescission in connection with such transactions; and BANK ONE shall have been furnished with a Certificate, substantially in the form as specified in Schedule
                                                                        --------
                H to this Agreement, dated as of the Closing Date and signed by
                -
                the Chairman, President, or an Executive Vice President and Secretary or Assistant Secretary of SURETY, to the effect that no such litigation, investigation, inquiry, or proceeding is pending or, to the best of their knowledge, threatened.

           (f)  Opinion of Counsel.  SURETY shall have delivered to BANK ONE an
                ------------------
                opinion, dated as of the Closing Date, of legal counsel reasonably satisfactory to BANK ONE and its counsel, in form and substance reasonably satisfactory to BANK ONE and its counsel, to the effect specified in Schedule
                                                                        --------
                I to this Agreement.
                -

     5.02  Conditions to SURETY's Obligations.  The obligations of SURETY to
           ----------------------------------
           consummate the Acquisition are subject to the satisfaction, or the waiver in writing by SURETY to the extent permitted by applicable law, of the following conditions at or prior to the Closing:

           (a)  Prior Regulatory Approval.  All filings and registrations with,
                -------------------------
                and notifications to, all federal and state authorities required for consummation of the Acquisition and operation of the Office by SURETY shall have been made, all approvals and authorizations of all federal and state authorities required for consummation of the Acquisition and operation of the Office by SURETY shall have been received and shall be in full force and effect, and all applicable waiting periods shall have passed.

           (b)  Corporate Action.  The Board of Directors of BANK ONE shall have
                ----------------
                taken all corporate action necessary to effectuate this Agreement and the Acquisition; and BANK ONE shall have furnished SURETY with a certified copy of each such resolution adopted by the Board of Directors of BANK ONE evidencing the same.

           (c)  Representations and Warranties.  The representations and
                ------------------------------
                warranties of BANK ONE set forth in this Agreement shall be true and correct in all material respects on the Closing Date with the same effect as though all such representations and warranties had been made on and as of such date (unless a different date is specifically indicated in such representations and warranties), and BANK ONE shall have delivered to SURETY a Certificate to that effect, dated as of the Closing Date to the effect specified in Schedule J to this Agreement.
                                    ----------

           (d)  Covenants.  Each and all of the covenants and agreements of BANK
                ---------
                ONE to be performed or complied with pursuant to this Agreement shall have been duly performed or complied with in all material respects by BANK ONE, or waived by SURETY, and BANK ONE shall have delivered to SURETY a Certificate to that effect, dated as of the Closing Date to the effect specified in Schedule J to
                                                               ----------
                this Agreement.

           (e)  No Proceedings or Prohibitions.  At the time of the Closing,
                ------------------------------
                there shall not be any litigation, investigation, inquiry, or proceeding pending or threatened in or by any court or agency of any government or by any third party which in the judgment of the executive officers of SURETY, with the advice of counsel, presents a bona fide claim to restrain, enjoin, or prohibit consummation of the transactions contemplated by this Agreement or which might result in rescission in connection with such transactions; and SURETY shall have been furnished with a Certificate, in substantially the form specified in Schedule J
                                                                    ----------
                to this Agreement, dated as of the Closing Date and signed by the Chairman, President, or Vice President, and the Secretary or Assistant Secretary of BANK ONE, to the effect that no such litigation, investigation, inquiry, or proceeding is pending or threatened to the best of their knowledge.

           (f)  Opinion of Counsel.  BANK ONE shall have delivered to SURETY an
                ------------------
                opinion, dated as of the Closing Date, of legal counsel reasonably satisfactory to SURETY and its counsel, in form and substance reasonably satisfactory to SURETY and its counsel, to the effect specified in Schedule K to this Agreement.
                                        ----------

           (g)  Real Property.  The Title Commitment (as defined in Section
                -------------
                2.01(c) herein) shall have been delivered to SURETY, and updated to or as close as practicable to (but in no event more than five
                (5) business days prior to) the Closing Date, in accordance with the terms of such Section, and such updated Title Commitment shall not include any special exceptions other than the Permitted Exceptions.

           (h)  Fixed Assets.  There shall have been no material alteration in
                ------------
                or adjustment to the Fixed Assets. For purposes of this subsection (h), it will not be considered to be a material alteration or adjustment to the Fixed Assets if (i) there is damage or destruction to the Fixed Assets as contemplated by
                Section 2.01(g) herein and BANK ONE complies with said Section 2.01(g), (ii) BANK ONE makes additions to the Fixed Assets with the prior written consent of SURETY or (iii) BANK ONE makes additions to the Fixed Assets without SURETY's consent in order to correct emergency situations which are threatening to impair BANK ONE's operations at the Office.

           (i)  Deposit Accounts.  The aggregate balance of the Deposit
                ----------------
Accounts as defined in (S)1.03(b) shall, as of the day before the Closing Date, be in an amount equal to or greater than Fifteen Million Dollars ($15,000,000)

     5.03  Non-Satisfaction of Conditions Precedent.  The non-occurrence or
           ----------------------------------------
           delay of the Closing of the Acquisition by reason of the failure of timely satisfaction of all conditions precedent to the obligations of any party hereto to consummate the Acquisition shall in no way relieve such party of any liability to the other party hereto, nor be deemed a release or waiver of any claims the other party hereto may have against such party, if and to the extent the failure of timely satisfaction of such conditions precedent is attributable to the actions or inactions of such party.

     5.04  Waiver of Conditions Precedent.  The conditions specified in Sections
           ------------------------------
           5.01 and 5.02 herein shall be deemed satisfied or, to the extent not satisfied, waived if the Closing occurs unless such failure of satisfaction is reserved in a writing executed by SURETY and BANK ONE at or prior to the Closing.

6.   CLOSING.
     -------

     6.01  Closing and Closing Date.  The Acquisition contemplated by this
           ------------------------
           Agreement shall be consummated and closed (the "Closing") at such location as shall be mutually agreed upon by SURETY and BANK ONE, on a date to be mutually agreed upon by SURETY and BANK ONE which date is after all required regulatory approvals have been obtained and all applicable regulatory waiting periods associated therewith have expired. The precise date on which the Closing shall occur (the "Closing Date") shall be confirmed by the parties in writing not less than five (5) days after receiving all required regulatory approvals; but in no event, shall the Closing be held later than fifteen (15) days following SURETY's receipt of all regulatory approvals and the expiration of any applicable comment or waiting periods.

     6.02  BANK ONE's Actions at Closing.  At the Closing (unless another time
           -----------------------------
           is specifically stated in Section 6.04 hereof), BANK ONE shall, with respect to the Office:

           (a) deliver to SURETY at the Office such of the Assets purchased hereunder as shall be capable of physical delivery, including, without limitation, all assets comprising the safe deposit box business, if any, of the Office; and

           (b) execute, acknowledge and deliver to SURETY all such special warranty deeds (qualified, as necessary, to reflect all Permitted Exceptions), endorsements, assignments, bills of sale, and other instruments of conveyance, assignment, and transfer as shall reasonably be necessary or advisable to consummate the sale, assignment, and transfer of the Assets sold or assigned to SURETY hereunder and such other documents as the title company may reasonably require; the originals of all blueprints, construction plans, specifications and plat relating to the Owned Real Estate, which are now in BANK ONE's possession or which BANK ONE has reasonable access to; and such other documents or instruments as may be reasonably required by SURETY, required by other provisions of this Agreement, or reasonably necessary to effectuate the Closing. All of the documents and instruments to be delivered by BANK ONE hereunder shall be in form and substance reasonably satisfactory to counsel for SURETY; and

           (c) assign, transfer, and deliver to SURETY such of the following records (in whatever form or medium then maintained by BANK ONE) pertaining to the Deposit Liabilities and accrued interest thereon of the Office assumed by SURETY hereunder as are maintained by BANK ONE at the Office:

                (i) signature cards, orders and contracts between BANK ONE and depositors of the Office, and records of similar character; and

                (ii) canceled checks and/or negotiable orders of withdrawal representing charges to depositors; and

                (iii)  a trial balance listing of records of account; and

                (iv) all other miscellaneous records, statements and other data and materials maintained by BANK ONE at the Office relative to any Deposit Liabilities being assumed by SURETY, provided however, with respect to the records, statements, other data and materials not maintained at the Office, BANK ONE shall execute and deliver the mutually acceptable records agreement described in
                       Section 1.02(g) of this Agreement; and

           (e) assign, transfer, and deliver to SURETY such safe deposit and safekeeping files and records as are maintained by BANK ONE at the Office pertaining to the safe deposit business of the Office transferred to SURETY hereunder as exist and are available, together with the contents of the safe deposit boxes maintained at the Office, as the same exist as of the close of business on the day immediately preceding the Closing Date (subject to the terms and conditions of the leases or other agreements relating to the same) and all securities and other records, if any, held by the Office for their customers as of the close of business on the day immediately preceding the Closing Date (subject to the terms and conditions of the agreements or receipts relating to the same); and

           (f) make available and transfer to SURETY on the Closing Date and prior to the conclusion of the Closing any funds required to be paid to SURETY pursuant to the terms of this Agreement; and

           (g) execute, acknowledge and deliver to SURETY all Certificates and other documents required to be delivered to SURETY by BANK ONE at the Closing pursuant to the terms hereof; and

           (h) assign, by transfer and appointment in a form substantially as provided in Schedule L attached hereto, the IRAs pertaining to the Office; and

           (i) assign by endorsement substantially in a form as provided in Schedule M attached hereto, transfer and deliver to SURETY each
                ----------
                contract, promissory note or other evidence of indebtedness related to the Office Loans together with the loan files and records (in whatever form or medium then maintained by BANK ONE) pertaining to such Office Loans; and

           (j) assign to SURETY all BANK ONE's rights in and to the Assumed Contracts which are assignable and which constitute part of the Assets.

     6.03  SURETY's Actions at the Closing.  At the Closing (unless another time
           -------------------------------
           is specifically stated in Section 6.04 hereof), SURETY shall, with respect to the Office:

           (a) execute, acknowledge, and deliver to BANK ONE, to evidence the assumption of the liabilities and obligations of BANK ONE by SURETY hereunder, an instrument of assumption in the form set forth in Schedule N to this Agreement, and BANK ONE shall then
                         ----------
                accept, execute, and acknowledge such instrument. Copies of such instrument may be recorded in the public records at the option of either party hereto. The execution and acknowledgement of such instrument shall not be deemed to be a waiver of any rights or obligations of any party to this Agreement;

           (b) receive, accept and acknowledge delivery of all Assets, and all records and documenta tion relating thereto, sold, assigned, transferred, conveyed or delivered to SURETY by BANK ONE hereunder; and

           (c) execute and deliver to BANK ONE such written receipts for the Assets, properties, records, and other materials assigned, transferred, conveyed, or delivered to SURETY hereunder as BANK ONE may reasonably have requested at or before the Closing;

           (d) pay to BANK ONE on the Closing Date and prior to the conclusion of the Closing any funds required to be paid to BANK ONE at the Closing pursuant to the terms of this Agreement;

           (e) execute, acknowledge and deliver to BANK ONE all Certificates and other documents including, without limitation, the records agreement described in (S)1.02(g) required to be delivered to BANK ONE by SURETY at the Closing pursuant to the terms hereof; and

           (f) execute, acknowledge and deliver to BANK ONE an agreement wherein SURETY assumes obligations with respect to the Assumed Contracts for all periods following the Closing Date with respect thereto.

     6.04  Methods of Payment.  Subject to the adjustment procedures set forth
           ------------------
           in this Section 6.04, the transfer of the funds, if any, due to SURETY or to BANK ONE, as the case may be, as set forth pursuant to the terms of Section 1.04(a) hereof, shall be made on the Closing Date in immediately available United States Federal Funds. At least two business days prior to the Closing, BANK ONE and SURETY shall provide written notice to one another indicating the account and bank to which such funds shall be wire transferred. In order to facilitate the Closing, the parties agree: (i) that the amount of funds transferred on the Closing Date, pursuant to Section 1.04(a) hereof, shall be computed based upon (a) the aggregate book value plus accrued interest of the Office Loans as of the close of business on the day immediately preceding the Closing Date, (b) cash on hand at the Office as of the close of business on the day immediately preceding the Closing Date, and (c) the aggregate balance of all Deposit Accounts (including interest posted or accrued to such accounts and Individual Retirement Accounts which are assigned hereunder SURETY as the successor custodian in accordance with Sections 1.03(b) and 2.01(h) of this Agreement) as of the close of business on the day immediately preceding the Closing Date; and
           (ii) that within ten (10) business days after the Closing, the parties shall make appropriate post-closing adjustments, consistent with the provisions of Section 1.04 hereof, based upon actual Deposit Accounts, Office Loans and cash transactions which took place on the Closing Date or which took place prior to the Closing Date but which were not reflected as of the close of business on the day immediately preceding the Closing Date.

     6.05  Availability of Closing Documents.  The documents proposed to be used
           ---------------------------------
           and delivered at the Closing shall be made available for examination by the respective parties not later than 12:00 noon, Texas time, on the third Business Day prior to the Closing Date.

     6.06  Effectiveness of Closing.  Upon the satisfactory completion of the
           ------------------------
           Closing, which does not include and shall not require completion of the adjustment and proration arrangements set forth in Section 6.04, the Acquisition shall be deemed to be effective and the Closing shall be deemed to have occurred.

7.   CERTAIN TRANSITIONAL MATTERS.
     ----------------------------

     7.01  Transitional Action by SURETY.  After the Closing, unless another
           -----------------------------
           time is otherwise indicated:

           (a) SURETY shall: (i) pay in accordance with the law and customary banking practices and applicable Deposit Account contract terms, all properly drawn and presented checks, negotiable orders of withdrawal, drafts, debits, and withdrawal orders presented to SURETY by mail, over the counter, through electronic media, or through the check clearing system of the banking industry, by depositors of the Deposit Accounts assumed by SURETY hereunder, whether drawn on checks, negotiable orders of withdrawal, drafts, or withdrawal order forms provided by SURETY or BANK ONE; and (ii) in all other respects discharge, in the usual course of the banking business, the duties and obligations of BANK ONE with respect to the balances due and owing to the depositors whose Deposit Accounts are assumed by SURETY hereunder; provided, however, that any obligations of SURETY
                           --------  -------
                pursuant to this Section 7.01 to honor checks, negotiable orders of withdrawal, drafts, and withdrawal orders on forms provided by BANK ONE and carrying its imprint (including its name and transit routing number) shall not apply to any checks, draft, or withdrawal order (i) presented to SURETY more than one hundred twenty (120) days following the Closing Date, (ii) with a date more than one hundred twenty (120) days prior to (a) the Closing Date or (b) the date of SURETY's receipt thereof, or (iii) on which a stop payment has been requested by the deposit customer. The provisions of this subsection 7.01(a) shall in no way limit SURETY's duties or obligations arising under Section 1.03(b) hereof.

           (b) SURETY shall, not earlier than the time of procurement of all regulatory approvals required for consummation of the transaction contemplated by this Agreement nor later than thirty
                (30) days prior to the Closing Date, notify all depositors of the Office by letter, acceptable to BANK ONE, produced in, if appropriate, several similar, but different forms calculated to provide necessary and specific information to the owners of particular types of accounts, of SURETY's pending assumption of the Deposit Liabilities hereunder, and, in appropriate instances, notify depositors that on and after the Closing Date certain BANK ONE deposit-related services will be terminated. As an enclosure to such notices, SURETY may furnish appropriate depositors with brochures, forms and other written materials related or necessary to the assumption of the Deposit Accounts by SURETY and the conversion of said accounts to SURETY accounts, including the provision of checks to appropriate depositors using the forms of SURETY with instructions to such depositors to utilize such SURETY checks on and after the Closing Date and thereafter to destroy any unused checks on BANK ONE's forms. The expenses of the printing, processing and mailing of such letter notices and providing new SURETY checks and other forms and written materials to appropriate customers shall be borne by SURETY. Before Closing, except as provided in this paragraph, SURETY will not contact BANK ONE's customers except as may occur in connection with advertising or solicitations directed to the public generally or in the course of obtaining the requisite regulatory approvals of the transaction.

           (c) SURETY shall promptly pay to BANK ONE an amount equivalent to the amount of any checks, negotiable orders of withdrawal, drafts, or withdrawal orders credited as of the close of business on the Closing Date to a Deposit Account assumed by SURETY hereunder which are returned uncollected to BANK ONE after the Closing Date and which shall include an amount equivalent to holds placed upon such deposit account for items cashed by BANK ONE as of the close of business on the Closing Date which items are subsequently dishonored.

           (d) All tasks and obligations concerning the provision of data processing services to or for the Office after the Closing, other than those specifically set forth in, and to the extent assumed by BANK ONE pursuant to, Section 7.02(b) herein, are the sole and exclusive responsibility of, and shall be performed solely and exclusively by, SURETY.

           (e) SURETY shall, not later than the close of business on the business day immediately following the Closing Date, supply suitable government-backed securities as security for any deposits of governmental units included among the Deposit Liabilities for which BANK ONE had provided similar security.

           (f) SURETY shall, as soon as practicable after the Closing Date, prepare and transmit at SURETY's expense to each of the obligors on Office Loans transferred to SURETY pursuant to this Agreement a notice to the effect that the loan has been transferred and directing that payment be made to SURETY at the address specified by SURETY, with SURETY's name as payee on any checks or other instruments used to make payments, and, with respect to such loan on which a payment notice or coupon book has been issued, to issue a new notice or coupon book reflecting the name and an address of SURETY as the person to whom and place at which payments are to be made.

           (g) If the balance due on any Office Loan transferred to SURETY pursuant to this Agreement has been reduced by BANK ONE as a result of a payment by check or draft received prior to the close of business on the Closing Date, which item is returned unpaid to BANK ONE after the day immediately preceding the Closing Date, the asset value represented by the loan transferred shall be correspondingly increased and an amount in cash equal to such increase shall be promptly paid by SURETY to BANK ONE.

           (h) SURETY shall use its best efforts to cooperate with BANK ONE in assuring an orderly transition of ownership of the Assets and responsibility for the liabilities, including the Deposit Liabilities, assumed by SURETY hereunder.

     7.02  Transitional Actions by BANK ONE.  After the Closing, unless another
           --------------------------------
           time is otherwise indicated:

           (a) BANK ONE shall use its best efforts to cooperate with SURETY in assuring an orderly transition of ownership of the Assets and responsibility for the liabilities, including the Deposit Liabilities, assumed by SURETY hereunder.

           (b) BANK ONE's sole and exclusive responsibilities concerning the provision of data processing services to or for the Deposit Accounts of the Office after the Closing Date shall be as set forth in this Section 7.02(b). As soon as practicable following the date of this Agreement, BANK ONE shall provide SURETY with applicable product functions and specifications relating to the data processing support required for the Deposit Accounts, Office Loans, and safe deposit business (if such data processing support currently is provided with respect to such business) maintained at the Office (such Deposit Accounts, Office Loans and safe deposit business, if applicable, hereinafter called the "Accounts"). As soon as practicable following the date of this Agreement, BANK ONE shall provide to SURETY file formats relating to the Accounts and test tapes related to the Accounts in generic form which are machine readable on IBM (or IBM compatible) equipment or which shall be on eighteen track 3480 cartridges (non-compressed data) or on nine channel 6250 B.P.I. EBC1DIC formatted tape. By not later than 2:00 P.M. local Dallas, Texas time of the day immediately following the Closing Date, BANK ONE shall make available for SURETY's pick-up at 1810 Commerce Street, Dallas, Texas, tapes containing all pertinent data and descriptive information relating to the Accounts which is then available to BANK ONE, which tapes shall constitute BANK ONE's records maintained as of and current to the close of business on the Closing Date with respect to the Accounts. BANK ONE shall bear all costs and expenses relating to the performance of its obligations pursuant to this Section 7.02(b).

           (c) Prior to the Closing Date, and upon SURETY's request therefor, BANK ONE shall reasonably cooperate with SURETY, at SURETY's expense and at no expense to BANK ONE, in making Transferred Employees available at reasonable times for whatever program of training SURETY deems advisable; provided, however, that SURETY
                                                 --------  -------
                shall conduct such training program in a manner that does not materially interfere with or prevent the performance of the normal duties and activities of such Transferred Employees. Such requests, which shall specify the time, duration and place of such training, must be approved by BANK ONE. Such approvals will not be unreasonably withheld by BANK ONE.

           (d) BANK ONE shall cooperate with and permit SURETY, at SURETY's option and expense and at no expense to BANK ONE, to make provision for the installation of teller equipment in the Office; provided, however, that SURETY shall arrange for the
                        --------  -------
                installation and placement of such equipment at such times and in a manner that does not significantly interfere with the normal business activities and operation of BANK ONE or the Office.

           (e) BANK ONE shall assign to SURETY the IRA accounts maintained at the Office as of the Closing Date.

           (f) Not sooner than one (1) business day prior to the Closing nor later than the close of business on the Closing Date, BANK ONE shall terminate its debit card service and convert and change over its direct deposit or payroll and retirement payments service for the Deposit Accounts from BANK ONE to SURETY. Such terminations will be preceded by the notice described in Section 7.01(b) herein.

           (g) As of the opening of business on the first business day after the Closing Date, BANK ONE and SURETY shall provide the Federal Reserve Bank of Dallas with all information necessary in order to expedite the clearing and sorting of all checks, drafts, instruments and other commercial paper relative to the Deposit Liabilities and/or the Office Loans (hereinafter collectively referred to as "Paper Items"). SURETY shall bear all charges and costs imposed by the Federal Reserve in connection with the reassignment of account number ranges for sorting the Paper Items.

                In the event the Federal Reserve and/or any other regional or local clearinghouse for negotiable instruments fails, refuses or is unable to direct sort such Paper Items for delivery to SURETY with the result that such Paper Items are presented to BANK ONE, by not later than 7:00 p.m. local time of each business day following the Closing and continuing for sixty (60) days after the Closing, BANK ONE will make available to SURETY for pick up from BANK ONE's offices or the offices of BANK ONE's agent and/or processor at 1900 L. Don Dodson Road, Bedford, Texas, all of the Paper Items which are received by BANK ONE from the Federal Reserve Bank of Dallas and/or any regional or local clearinghouse during the morning of each such business day on an "as-received basis." At the same time BANK ONE shall also make available to SURETY information and records, including but not limited to systems printouts, concerning such Paper Items and concerning incoming Automated Clearing House items ("ACH items"). Such information and records, including but not limited to systems printouts, will utilize the most recent account number designated by BANK ONE for each of the Deposit Accounts and/or the Office Loans. Each business day BANK ONE will endeavor to see that the sum of (a) the actual Paper Items provided to SURETY plus (b) all ACH items captured by BANK ONE in its information and records balance with the sum of (c) the information and records, including but not limited to systems printouts, provided by BANK ONE relative to the Paper Items plus
                (d) the information and records, including but not limited to systems printouts, provided relative to the ACH items affecting the Deposit Accounts and/or the Office Loans.

                BANK ONE shall provide the foregoing at no charge to SURETY except that SURETY shall pay any charges assessed to BANK ONE by the Federal Reserve Bank of Dallas or any national or local clearinghouse and/or BANK ONE's agent and/or processor to the extent such assessments relate to the Deposit Accounts. SURETY shall be responsible for pick up of the data to be provided by BANK ONE.

                BANK ONE and SURETY shall arrange for appropriate daily settlement with one another in order that the transmission of all monies associated with the matters set forth in this Section 7.02(g) might be effected promptly.

                BANK ONE shall not be liable to SURETY for any failure to provide the data required by this Section 7.02(g) to the extent any such failure results from causes beyond BANK ONE's control including war, strike or other labor disputes, acts of God, errors or failures of the Federal Reserve Bank of Dallas and/or a participating regional or local clearinghouse, or equipment failure or other emergency wherein BANK ONE and/or its agent processor has been unable to process inclearings from the Federal Reserve Bank of Dallas or such clearinghouse.

           (h) For a period of sixty (60) days after the Closing Date, BANK ONE will forward to SURETY, within two (2) business days of receipt, loan payments received by BANK ONE with respect to the Office Loans. SURETY will forward, within two (2) business days of receipt payments received by SURETY with respect to any loans not assigned to SURETY under this Agreement. SURETY and BANK ONE further agree to refer customers to the offices of the other when such customers present payments over the counter to the party not holding their respective loan.

           (i) Upon the request of SURETY, BANK ONE shall provide SURETY with BANK ONE's data processing services until SURETY shall have converted all of the data processing activities at the Office to its system. SURETY shall use its best efforts to cause such conversion to occur as soon as possible. For a period of forty-five (45) days after the Closing Date, BANK ONE shall provide such data processing services to SURETY without charge. Thereafter BANK ONE shall be entitled to charge SURETY a fee of $2,000 per business day for each business day between the end of the forty-five (45) day period and the completion of the conversion.

     7.03  Overdrafts and Transitional Action.  Overdrafts paid on the Deposit
           ----------------------------------
           Accounts with respect to ledger dates after the Closing Date will be the responsibility and risk of SURETY. Overdrafts approved with respect to ledger dates more than four (4) business days prior to the Closing Date will be the responsibility and risk of BANK ONE. Overdrafts approved with respect to ledger dates during the period beginning four (4) business days prior to the Closing Date through the Closing Date, inclusive, will initially be the responsibility and risk of SURETY (other than overdrafts of customers who are specifically identified in writing by SURETY to BANK ONE not less than four (4) business days prior to the Closing Date); provided, however, that SURETY shall have the right to retransfer any such overdrafts back to BANK ONE for BANK ONE's responsibility and at its risk within six (6) days following the Closing Date, and BANK ONE will repurchase all rights in respect of such overdrafts from SURETY for the amount of each such overdraft outstanding at the time it is retransferred back to BANK ONE; provided, however, that SURETY shall have closed all accounts on which each such overdraft exists not later than the date of such retransfer. It shall be a condition precedent to BANK ONE's repurchase obligation with respect to any overdraft hereunder that SURETY provide to BANK ONE proof of loss respecting such overdraft.

     7.04  Effect of Transitional Action.  Except as and to the extent expressly
           -----------------------------
           set forth in this Article 7, nothing contained in this Article 7 shall be construed to be an abridgment or nullification of the rights, customs and established practices under applicable banking laws and regulations as they affect any of the matters addressed in this Article 7.

8.   GENERAL COVENANTS AND INDEMNIFICATION.
     -------------------------------------

     8.01  Confidentiality Obligations of SURETY.  From and after the date
           -------------------------------------
           hereof, SURETY and its affiliates and parent company shall treat all information received from BANK ONE concerning the business, assets, operations, and financial condition of BANK ONE (including without limitation the Office), as confidential, unless and to the extent that SURETY can demonstrate that such information was already known to SURETY and its affiliates, if any, or in the public domain or received from a third person not known by SURETY to be under any obligation to BANK ONE; and SURETY shall not use any such information (so required to be treated as confidential) for any purpose except in furtherance of the transactions contemplated hereby. Upon the termination of this Agreement, SURETY shall, and shall cause its affiliates, if any, to, promptly return all documents and workpapers containing, and all copies of, any such information (so required to be treated as confidential) received from or on behalf of BANK ONE in connection with the transactions contemplated hereby. The covenants of SURETY contained in this Section 8.01 are of the essence and shall survive any termination of this Agreement, but shall terminate at the Closing, if it occurs, with respect to any information that is limited solely to the activities and transactions of the Office; provided, however, that neither SURETY nor any of its affiliates
           --------  -------
           shall be deemed to have violated the covenants set forth in this
           Section 8.01 if SURETY shall in good faith disclose any of such confidential information in compliance with any legal process, order or decree issued by any court or agency of government of competent jurisdiction. It is expressly acknowledged by BANK ONE that all information provided to SURETY related to this purchase and assumption transaction may be provided to Surety Capital Corporation and SURETY's affiliates for the purpose of consummating the transaction which is the subject of this Agreement.

     8.02  Confidentiality Obligations of BANK ONE.  From and after the date
           ---------------------------------------
           hereof, BANK ONE, its affiliates and its parent corporation shall treat all information received from SURETY concerning SURETY's business, assets, operations, and financial condition as confidential, unless and to the extent BANK ONE can demonstrate that such information was already known to BANK ONE or its affiliates or in the public domain or received from a third person not known by BANK ONE to be under any obligation to SURETY, and BANK ONE shall not use any such information (so required to be treated as confidential) for any purpose except in furtherance of the transactions contemplated hereby. Upon the termination of this Agreement, BANK ONE shall promptly return all documents and workpapers containing, and all copies of, any such information (so required to be treated as confidential) received from or on behalf of SURETY in connection with the transactions contemplated hereby. The covenants of BANK ONE contained in this Section 8.02 are of the essence and shall survive any termination of this Agreement; provided, however, that neither
                                              --------  -------
           BANK ONE nor any of its affiliates shall be deemed to have violated the covenants set forth in this Section 8.02 if BANK ONE shall in good faith disclose any of such confidential information in compliance with any legal process, order or decree issued by any court or agency of government of competent jurisdiction. It is expressly acknowledged by SURETY that all information provided to BANK ONE related to this purchase and assumption transaction may be provided to Banc One Corporation and BANK ONE's affiliates for the purpose of consummating the transaction which is the subject of this Agreement.

     8.03  Indemnification by BANK ONE.  From and after the Closing Date, BANK
           ---------------------------
           ONE shall indemnify, hold harmless, and defend SURETY from and against all losses and liabilities, including reasonable attorneys' fees and expenses, arising out of any actions, suits, or proceedings commenced prior to the Closing (other than proceedings to prevent or limit the consummation of the Acquisition) relating to operations at the Office and/or the Deposit Liabilities or Office Loans of the Office; and BANK ONE shall further indemnify, hold harmless, and defend SURETY from and against all losses and liabilities, including reasonable attorneys' fees and expenses, arising out of any actions, suits, or proceedings commenced on or after the Closing to the extent the same relate to operations at the Office and/or the Deposit Liabilities or Office Loans prior to the Closing. The obligations of BANK ONE under this
           Section 8.03 shall be contingent upon SURETY giving BANK ONE written notice (i) of receipt by SURETY of any process and/or pleadings in or relating to any actions, suits, or proceedings of the kinds described in this Section 8.03, including copies thereof, and (ii) of the assertion of any claim or demand relating to the operation of the Office and/or the Deposit Liabilities or Office Loans prior to the Closing, including, to the extent known to SURETY, the identity of the person(s) or entity(ies) asserting such claim or making such demand and the nature thereof, and including copies of any correspondence or other writings relating thereto. All notices required by the preceding sentence shall be given within fifteen days of the receipt by SURETY of any such process or pleadings or any oral or written notice of the assertion of any such claims or demands. BANK ONE shall have the right to take over SURETY's defense in any such actions, suits, or proceedings through counsel selected by BANK ONE, to compromise and/or settle the same and to prosecute any available appeals or reviews of any adverse judgment or ruling that may be entered therein. The obligations of BANK ONE pursuant to this
           Section 8.03 shall survive the Closing.

     8.04  Indemnification by SURETY.  From and after the Closing Date, SURETY
           -------------------------
           shall indemnify, hold harmless and defend BANK ONE from and against all claims, losses, liabilities, demands and obligations, including without limitation reasonable attorneys' fees and operating expenses which BANK ONE may receive, suffer, or incur in connection with operations and transactions occurring after the Closing and which involve the Assets transferred, the Deposit Liabilities or Office Loans and the other obligations and liabilities assumed pursuant to this Agreement. The obligations of SURETY under this Section 8.04 shall be contingent upon BANK ONE giving SURETY written notice (i) of the receipt by BANK ONE of any process and/or pleadings in or relating to any actions, suits or proceedings of the kinds described in this Section 8.04, including copies thereof, and (ii) of the assertion of any claim or demand relating to the Assets transferred to and/or the Deposit Liabilities or Office Loans and the other obligations and liabilities assumed by SURETY on or after the Closing, including, to the extent known to BANK ONE, the identity of the person(s) or entity(ies) asserting such claim or making such demand and the nature thereof, and including copies of any correspondence or other writings relating thereto. All notices required by the preceding sentence shall be given within fifteen (15) days of the receipt by BANK ONE of any such process or pleadings or any oral or written notice of the assertion of any such claims or demands. SURETY shall have the right to take over BANK ONE's defense in any such actions, suits, or proceedings through counsel selected by SURETY, to compromise and/or settle the same and to prosecute any available appeals or review of any adverse judgment or ruling that may be entered therein. The obligations of SURETY pursuant to this
           Section 8.04 shall survive the Closing.

     8.05  Solicitation of Customers by SURETY Prior to Closing.  At any time
           ----------------------------------------------------
           prior to the Closing Date, SURETY will not, and will not permit any of its affiliates, if any, to conduct any marketing, media or customer solicitation campaign which is specifically targeted to induce customers whose Deposit Account liabilities are to be assumed or Office Loans are to be acquired by SURETY pursuant to this Agreement to discontinue their account relationships with BANK ONE, except as may occur in connection with advertising or solicitations directed to the public generally.

     8.06  Solicitation of Customers by BANK ONE After the Closing.  From the
           -------------------------------------------------------
           date of this Agreement and for one (1) year following the Closing Date, BANK ONE will not, and BANK ONE will not permit any of its affiliates, including the directors, officers, employees or principal shareholders of BANK ONE, to directly compete for or solicit deposit accounts from customers whose Deposit Liabilities and/or Office Loans are assumed or acquired by SURETY pursuant to this Agreement, except as may occur in connection with (i) advertising or solicitations directed to the public generally, (ii) solicitations outside Ellis County, Texas and (iii) BANK ONE customers with a banking relationship with BANK ONE at offices other than the Office as of the Closing Date.

     8.07  Further Assurances.  From and after the date hereof, each party
           ------------------
           hereto agrees to execute and deliver such instruments and to take such other actions as the other party hereto may reasonably request in order to carry out and implement this Agreement. Without limiting the foregoing, BANK ONE agrees to execute and deliver such deeds, bills of sale, acknowledgements, and other instruments of conveyance and transfer as, in the reasonable judgment of SURETY, shall be necessary and appropriate to vest in SURETY the legal and equitable title to the Assets of BANK ONE being conveyed to SURETY hereunder. The covenants of each of the parties hereto pursuant to this Section
           8.07 shall survive the Closing.

     8.08  Operation of the Office.  Except as otherwise provided in this
           -----------------------
           Agreement, neither BANK ONE, its subsidiaries, affiliates or parent corporation shall be obligated to provide for any managerial, financial, business, or other services to the Office, including without limitation any personnel, employee benefit, data processing, accounting, risk management, or other services or assistance that may have been provided to the Office prior to the close of business on the Closing Date, and SURETY shall take such action as may in its judgment appear to be necessary or advisable to provide for the ongoing operation and management of, and the provision of services and assistance to, the Office after the Closing Date. On the Closing Date, SURETY shall change the legal name of the Office and, except for any documents or materials in possession of the customers of the Office (including but not limited to deposit tickets and checks), shall not use and shall cause the Office to cease using any signs, stationery, advertising, documents, or printed or written materials that refer to the Office by any name that includes the words "BANK ONE" or "BANC ONE." Preceding the Closing, BANK ONE shall cooperate with any reasonable requests of SURETY directed to obtaining specifications for the procurement of new signs of SURETY's choosing so that SURETY is in a position to install new signs immediately following the close of business on the Closing Date; provided,
                                                                --------
           however, that SURETY's receipt of all sign specifications shall be
           -------
           obtained by SURETY in a manner that does not significantly interfere with the normal business activities and operations of the Office, and further provided that the procurement of all new signs shall be at the sole and exclusive expense of SURETY. As indicated in Section 1.02(b), BANK ONE will retain its signs located at the Office. If removed by SURETY in conjunction with its installation of new signs, SURETY shall obtain BANK ONE's approval for such removal and shall insure that said signs are removed without damaging them. It is understood by the parties hereto that, with the exception of the signs themselves, all mounting facilities for the signs shall be considered as fixtures or as part of the Fixed Assets.

     8.09  Covenant Not to Compete.  From and after the Closing and for a
           -----------------------
           period of one (1) year following the Closing Date, BANK ONE shall not, and shall not enter into any agreement to, acquire, lease, purchase, own, operate or use any building, office or other facility or premises located within the corporate limits of the City of Waxahachie, Texas, for the purpose of making loans, accepting deposits or cashing checks; provided, however, that BANK ONE's performance of any of the foregoing activities within the corporate limits of the City of Waxahachie as a result of its merger with or acquisition of a bank or thrift institution engaging in such activities within the City of Waxahachie shall not be deemed a breach of the foregoing covenant.

     8.10  Survival of Covenants.  The obligations and covenants of the parties
           ---------------------
           under this Section 8 shall survive the Closing.

     8.11  Individual Retirement Accounts.  All Individual Retirement Accounts
           ------------------------------
           related to the Office that shall not have become IRAs by the close of business on the day immediately preceding the Closing Date shall not be assigned by BANK ONE to SURETY or assumed by SURETY. BANK ONE may thereafter, at its option, elect to retain such Individual Retirement Accounts, or advise the account holders that it will not assign such Individual Retirement Accounts to SURETY at the Closing.

9.   TERMINATION.
     -----------

     9.01  Termination by Mutual Agreement.  This Agreement may be terminated
           -------------------------------
           and the transactions contemplated hereby may be abandoned by mutual consent of the parties authorized by a vote of a majority of the Board of Directors (or by the vote of the Executive Commit tee of such Board, if so empowered) of each of BANK ONE and SURETY.

     9.02  Termination by BANK ONE.  This Agreement may be terminated and the
           -----------------------
           transactions contemplated hereby abandoned by a vote of a majority of the Board of Directors (or by the vote of the Executive Committee of such Board, if so empowered) of BANK ONE:

           (a)  in the event of a material breach by SURETY of this Agreement;
                or

           (b)  in the event any of the conditions precedent specified in
                Section 5.01 of this Agreement has not been met as of the date required by this Agreement and, if not so met, has not been waived by BANK ONE; or

           (c) in the event any regulatory approval required for consummation of the Acquisition is denied by the applicable regulatory authority or in the event that at any time prior to the Closing Date it shall become reasonably certain to BANK ONE, with the advice of counsel, that a regulatory approval required for consummation of the Acquisition will not be obtained; or

           (d) on or after December 31, 1995 if the Closing has not then occurred.

     9.03  Termination by SURETY.  This Agreement may be terminated and the
           ---------------------
           transactions contemplated hereby abandoned by a vote of a majority of the Board of Directors (or by the vote of the Executive Committee of such Board, if so empowered) of SURETY:

           (a)  in the event of a material breach by BANK ONE of this Agreement;
                or

           (b)  in the event any of the conditions precedent specified in
                Section 5.02 of this Agreement has not been met as of the date required by this Agreement and, if not so met, has not been waived by SURETY; or

           (c) in the event any regulatory approval required for consummation of the Acquisition is denied by the applicable regulatory authority or in the event that at any time prior to the Closing Date it shall become reasonably certain to SURETY, with the advice of counsel, that a regulatory approval required for consummation of the Acquisition will not be obtained; or

           (e) on or after December 31, 1995 if the Closing has not then occurred.

     9.04  Effect of Termination.  The termination of this Agreement pursuant to
           ---------------------
           Sections 9.02 or 9.03 of this Article 9 shall not release any party hereto from any liability or obligation to the other party hereto arising from (i) a breach of any provision of this Agreement occurring prior to the termination hereof or (ii) the failure of timely satisfaction of conditions precedent to the obligations of a party to the extent that such failure of timely satisfaction is attributable to the actions or inactions of such party.

10.  MISCELLANEOUS PROVISIONS.
     ------------------------

     10.01 Expenses.  Except as and to the extent specifically allocated
           --------
           otherwise herein, each of the parties hereto shall bear its own expenses, whether or not the transactions contemplated hereby are consummated.

     10.02 Certificates.  All statements contained in any certificate
           ------------
           ("Certificate") delivered by or on behalf of BANK ONE or SURETY pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties of the party delivering the Certificate hereunder. Each such Certificate shall be executed on behalf of the party delivering the Certificate by duly authorized officers of such party.

     10.03 Termination of Representations and Warranties.  The respective
           ---------------------------------------------
           representations and warranties of BANK ONE and SURETY contained or referred to in this Agreement or in any Certificate, schedule, or other instrument delivered or to be delivered pursuant to this Agreement shall terminate at the Closing, except for:

           (a) those representations and warranties contained in any warranty deeds delivered by BANK ONE to SURETY at the Closing;

           (b) those representations and warranties contained in any bill of sale relating to the Assets delivered by BANK ONE to SURETY at Closing;

           (c) those representations and warranties contained in any instrument of assumption or in any Certificate in the forms of Schedule H
                                                                    ----------
                and Schedule N, respectively, attached hereto and delivered by
                    ----------
                SURETY to BANK ONE at the Closing;

           (d) those representations and warranties contained in any Certificate in the form of Schedule J attached hereto, delivered
                                           ----------
                by BANK ONE to SURETY at the Closing; and

           (e)  those representations and warranties of BANK ONE contained in
                Section 3.01(o) of this Agreement.

     10.04 Waivers.  Each party hereto, by written instrument signed by duly
           -------
           authorized officers of such party, may extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive, but only as affects the party signing such instrument:

           (a) any inaccuracies in the representations or warranties of the other party contained or referred to in this Agreement or in any document delivered pursuant hereto;

           (b) compliance with any of the covenants or agreements of the other party contained in this Agreement;

           (c) the performance (including performance to the satisfaction of a party or its counsel) by the other party of such of its obligations set out herein; and

           (d) satisfaction of any condition to the obligations of the waiving party pursuant to this Agreement.

     10.05 Notices.  All notices and other communications hereunder may be made
           -------
           by mail, hand-delivery or by courier service and notice shall be deemed to have been given when received; provided, however, if notices and other communications are made by nationally recognized overnight courier service for overnight delivery, such notice shall be deemed to have been given one business day after being forwarded to such a nationally recognized overnight courier service for overnight delivery.

                If to BANK ONE:

                      Bank One, Texas, National Association
                      Attention: Ronald G. Steinhart, Chairman/President/CEO 1717 Main Street
                      Dallas, Texas  75201

                With a copy to:

                      BANC ONE CORPORATION
                      Attention:  Steven A. Bennett
                      Senior Vice President
                      100 East Broad Street
                      Columbus, Ohio  43271-0158

                If to SURETY:

                      Surety Bank, National Association
                      Attention:  Bob Hackler
                      1845 Precint Line Road, Suite 100
                      Hurst, Texas  76054

                With a copy to:

                      Margaret E. Holland, Esq.
                      Tracy &. Holland
                      306 W. Seventh Street, Suite 500
                      Fort Worth, Texas  76102-4982

           or such other person or address as any such party may designate by notice to the other parties, and shall be deemed to have been given as of the date received.

     10.06 Parties in Interest:  Assignment; Amendment.  This Agreement is
           -------------------------------------------
           binding upon and is for the benefit of the parties hereto and their respective successors, legal representatives, and assigns, and no person who is not a party hereto (or a successor or assignee of such party) shall have any rights or benefits under this Agreement, either as a third party beneficiary or otherwise. This Agreement cannot be assigned, and this Agreement cannot be amended or modified, except by a written agreement executed by the parties hereto or their respective successors and assigns.

     10.07 Headings.  The headings, table of contents, and index to defined
           --------
           terms (if any) used in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     10.08 Terminology.  The specific terms of art that are defined in various
           -----------
           provisions of this Agreement shall apply throughout this Agreement (including without limitation each Schedule hereto), unless expressly indicated otherwise. In addition, the following terms and phrases shall have the meanings set forth for purposes of this Agreement (including such Schedule):

           (a) The term "business day" shall mean any day other than a Saturday, Sunday, or a day on which SURETY is closed in accordance with the laws of the State of Texas or the United States of America. Any action, notice, or right which is to be taken or given or which is to be exercised or lapse on or by a given date which is not a business day may be taken, given, or exercised, and shall not lapse, until the next business day following.

           (b) The term "affiliate" shall mean, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person.

           (c) The term "Permitted Exceptions" shall mean, with respect to the Owned Real Estate, (i) any defect, lien, encumbrance, easement, condition, restriction, encroachment, or other title matter deemed to be a Permitted Exception in accordance with Section 2.01(c), and (ii) such other exceptions as are approved by SURETY in writing.

           (d) The term "person" shall mean any individual, corporation partnership, limited liability company, association, trust, or other entity, whether business, personal, or otherwise.

           (e) Unless expressly indicated otherwise in a particular context, the terms "herein," "hereunder," "hereto," "hereof," and similar references refer to this Agreement in its entirety and not to specific articles, sections, schedules, or subsections of this Agreement. Unless expressly indicated otherwise in a particular context, references in this Agreement to enumerated articles, sections, and subsections refer to designated portions of this Agreement (but do not refer to portions of any Schedule unless such Schedule is specifically referenced) and do not refer to any other document.

           (f) The term "subsidiary" shall mean a corporation, partnership, limited liability company, joint venture, or other business organization more than 50% of the voting securities or interests in which are beneficially owned or controlled by the indicated parent of such entity.

     10.09 Flexible Structure.  References in this Agreement to federal or state
           ------------------
           laws or regulations, jurisdictions, or chartering or regulatory authorities shall be interpreted broadly to allow maximum flexibility in consummating the transactions contemplated hereby in light of changing business, economic, and regulatory conditions. Without limiting the foregoing, in the event BANK ONE and SURETY agree in writing to alter the legal structure of the Acquisition contemplated by this Agreement references in this Agreement to such laws, regulations, jurisdictions, and authorities shall be deemed to be altered to reflect the laws, regulations, jurisdictions, and authorities that are applicable in light of such change.

     10.10 Press Releases.  BANK ONE and SURETY shall approve the form and
           --------------
           substance of any press release of any matters relating to this Agreement issued by the other.

     10.11 Entire Agreement.  This Agreement supersedes any and all oral or
           ----------------
           written agreements and understandings heretofore made relating to the subject matter hereof and contains the entire agreement of the parties relating to the subject matter hereof. All schedules, exhibits, and appendices to this Agreement are incorporated into this Agreement by reference and made a part hereof.

     10.12 Governing Law.  This Agreement shall be governed by, and construed in
           -------------
           accordance with, the laws of the State of Texas and the National Banking Laws of the United States.

     10.13 Counterparts.  This Agreement may be executed in several counter-
           ------------
           parts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.14 Tax Matters.  SURETY and BANK ONE agree that they will file
           -----------
           applicable tax returns and other related schedules and documents based on the allocations in this Agreement.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, all as of the date first above written.


ATTEST:                              Bank One, Texas, National Association



/s/ Chris T. Klimko                  By: /s/ Terry Kelly
----------------------------------       -------------------------------------
Chris T. Klimko                          Terry Kelly, Chief Operating Officer




ATTEST:                              Surety Bank, National Association



/s/ Bobby W. Hackler                 By: /s/ C. Jack Bean
----------------------------------       -------------------------------------
Bobby W. Hackler                         C. Jack Bean, Chairman

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